SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  June 24, 1998



                             COMPUTER HORIZONS CORP.
                             -----------------------
             (Exact name of Registrant as specified in its Charter)



     NEW YORK                       0-7282                          13-2638902
--------------------------------------------------------------------------------
  (State or other            (Commission File Number)             (IRS Employer
  jurisdiction of                                                 Identification
  incorporation)                                                   Number)



49 OLD BLOOMFIELD AVENUE, MOUNTAIN LAKES, NEW JERSEY             07046-1495
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

                                 (973) 299-4000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Explanatory Note: This Amended Current Report on Form 8-K/A is being filed to correct an error in the page order that occurred in the original filing and to delete certain unrelated material not forming partof the Report that was inadvertently attached to the EDGAR transmission. No additional or amended information is included herein.

ITEM 5:  OTHER EVENTS

         On June 24, 1998, the Registrant acquired ("the Acquisition") all of the outstanding common shares in Spargo Consulting Inc. ("Spargo"), a United Kingdom corporation. The Acquisition has been accounted for as a pooling of interests and the financial statements included in the Registrant's 1997 Annual Report on Form 10-K ("1997 Form 10-K") have been restated to reflect the Acquisition. Set forth below is a revised version of "Item 8. Financial Statements and Supplementary Data" and the financial statement schedule filed in response to "Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K" included in the 1997 Form 10-K.

                    Computer Horizons Corp. and Subsidiaries

                    CONSOLIDATED BALANCE SHEETS - AS RESTATED

                                                               December 31,
                                                        ------------------------
                                                          1997            1996
                                                        --------        --------
                                                        -----(in thousands)-----
                                ASSETS
Current assets:
      Cash and cash equivalents                         $ 92,086        $ 14,127
      Short-term investments (Note 1)                     13,165
      Accounts receivable (Note 3)                        81,547          58,462
      Deferred income tax benefit (Note 7)                 1,854           1,153
      Other                                                1,087           1,104
                                                        --------        --------

                  Total current assets                   189,739          74,846
                                                        --------        --------


Property and equipment:
      Furniture, equipment and other                      13,202          10,423
      Less accumulated depreciation                        7,502           5,788
                                                        --------        --------

                                                           5,700           4,635
                                                        --------        --------

Other assets - net:
      Goodwill (Note 1)                                   17,090          13,322
      Deferred income tax benefit (Note 7)                   816             568
      Other (Note 4)                                       4,280           3,239
                                                        --------        --------

                                                          22,186          17,129
                                                        --------        --------

                  Total Assets                          $217,625        $ 96,610
                                                        ========        ========

The accompanying notes are an integral part of these statements.

                                                                                 December 31,
                                                                          -------------------------
                                                                             1997            1996
                                                                          ---------       ---------
                                                                          -----(in thousands)------
                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Current portion of long-term debt (Note 5)                          $   1,473       $   1,968
      Accrued payroll, payroll taxes and benefits                            18,231          13,367
      Accounts payable                                                        2,211           1,659
      Income taxes payable                                                    4,309           1,758
      Other accrued expenses                                                  3,145           1,042
                                                                          ---------       ---------

                  Total current liabilities                                  29,369          19,794
                                                                          ---------       ---------


Long-term debt (Note 5)                                                                       1,442
                                                                                          ---------


Other liabilities (Note 9)                                                    2,282           1,627
                                                                          ---------       ---------


Commitments (Note 10)


Shareholders' equity:
      Preferred  stock, $.10 par; authorized and unissued,
           200,000  shares, including 50,000 Series A
      Common stock, $.10 par; authorized, 60,000,000
           shares; issued 31,247,069 shares and 28,372,029
           shares at December 31, 1997 and 1996, respectively                 3,125           2,837
      Additional paid-in capital                                            117,718          29,887
      Accumulated foreign currency gain                                          84             290
      Retained earnings                                                      78,919          55,381
                                                                          ---------       ---------

                                                                            199,846          88,395

      Less shares held in treasury, at cost; 1,692,253 and 1,786,883
           shares at December 31, 1997 and 1996, respectively               (13,872)        (14,648)
                                                                          ---------       ---------

                  Total shareholders' equity                                185,974          73,747
                                                                          ---------       ---------

                  Total Liabilities and Shareholders' Equity              $ 217,625       $  96,610
                                                                          =========       =========

                                   Computer Horizons Corp. and Subsidiaries

                               CONSOLIDATED STATEMENTS OF INCOME - AS RESTATED

                                                                      Year ended December 31,
                                                          --------------------------------------------------
                                                              1997               1996               1995
                                                          --------------------------------------------------
                                                          ---------(in thousands, except per share data)----

Revenues                                                  $    350,310       $    261,411       $    224,809
                                                          ------------       ------------       ------------
Costs and expenses:
    Direct costs                                               233,574            180,410            156,125
    Selling, general and administrative                         74,165             59,677             48,837
    Merger-related costs                                           976
                                                          ------------       ------------       ------------
                                                               308,715            240,087            204,962
                                                          ------------       ------------       ------------

Income from operations                                          41,595             21,324             19,847
                                                          ------------       ------------       ------------
Other income (expense):
    Interest income                                              1,700                404                346
    Interest expense                                              (276)              (507)              (667)
    Equity in net earnings of joint venture (Note 4)                13                885                361
                                                          ------------       ------------       ------------

                                                                 1,437                782                 40
                                                          ------------       ------------       ------------

Income before income taxes                                      43,032             22,106             19,887
                                                          ------------       ------------       ------------
Income taxes (Notes 1 and 7):
    Current                                                     19,448              9,413              9,082
    Deferred                                                      (950)              (382)              (510)
                                                          ------------       ------------       ------------

                                                                18,498              9,031              8,572
                                                          ------------       ------------       ------------

Net Income                                                $     24,534       $     13,075       $     11,315
                                                          ============       ============       ============
Earnings per share (Notes 1 and 8):
      Basic                                               $        .89       $        .50       $        .47
                                                          ============       ============       ============
      Diluted                                             $        .85       $        .47       $        .44
                                                          ============       ============       ============

Weighted average number of shares outstanding:
      Basic                                                 27,567,000         26,380,000         24,312,000
                                                          ============       ============       ============
      Diluted                                               28,999,000         27,932,000         25,823,000
                                                          ============       ============       ============

The accompanying notes are an integral part of these statements.

                                              Computer Horizons Corp. and Subsidiaries

                                               CONSOLIDATED STATEMENT OF SHAREHOLDERS'
                                                         EQUITY -AS RESTATED

                                            Years ended December 31, 1997, 1996 and 1995





                                                                         Addi-       Accumulat-
                                                Common stock             tional      ed foreign                     Treasury stock
                                          -----------------------       paid-in       currency     Retained     --------------------
                                            Shares         Amount       capital      translation   earnings       Shares     Amount
                                          ----------------------------------(dollars in thousands)----------------------------------
Balance, December 31, 1994,                7,739,576     $    774    $    13,940    $            $  29,851     1,786,883  $ 14,648
 as previously reported

Pooling of interests with
    CG Computer Services in 1997             167,901           17             46                       966

Pooling of interests with
    Spargo Consulting PLC in 1998            559,111           56            133        62           1,481
                                          ----------     --------     ----------    ------        --------     ---------  --------

Balance, December 31, 1994, as restated
                                           8,466,588          847         14,119        62          32,298     1,786,883    14,648

Three for two stock split declared
   February 1995                           3,366,505          336           (336)
   December 1995                           5,752,136          575           (575)
Stock options exercised                      318,063           32          1,138

Sale of common stock, net of expenses      1,140,000          114         13,159
Foreign currency translation
   adjustments                                                                         (25)
Dividends paid                                                                                        (480)
Net income for the year                                                                             11,315
                                          ----------     --------     ----------    ------        --------     ---------  --------

Balance, December 31, 1995, as restated
                                          19,043,292        1,904         27,505        37          43,133     1,786,883    14,648

Stock options exercised                      467,022           47          1,679
Tax benefits related to
    stock option plans                                                     1,589
Foreign currency translation
   adjustments                                                                         253
Dividends paid                                                                                        (827)
Net income for the year                                                                             13,075
                                          ----------     --------     ----------    ------        --------     ---------  --------

                                              Computer Horizons Corp. and Subsidiaries

                                               CONSOLIDATED STATEMENT OF SHAREHOLDERS'
                                                         EQUITY -AS RESTATED

                                            Years ended December 31, 1997, 1996 and 1995
                                                            (continued)





                                                                         Addi-       Accumulat-
                                                Common stock             tional      ed foreign                     Treasury stock
                                          -----------------------       paid-in       currency     Retained     --------------------
                                            Shares         Amount       capital      translation   earnings       Shares     Amount
                                          ----------------------------------(dollars in thousands)----------------------------------
Balance, December 31, 1996                 19,510,314     $  1,951     $   30,773     $ 290        $ 55,381     1,786,883  $ 14,648

Three-for-two stock split
    declared May 1997                       8,861,715          886           (886)
Stock options exercised                       375,040           38          1,759                                 (94,630)     (776)
Tax benefits related to
    stock option plans                                                      2,610
Sale of common stock, net of
    expenses                                2,500,000          250         83,462
Foreign currency translation
   adjustments                                                                         (206)
Dividends paid                                                                                         (996)
Net income for the year                                                                              24,534
                                           ----------     --------     ----------    ------        --------    ----------  --------
Balance, December 31, 1997                 31,247,069     $  3,125     $  117,718    $   84        $ 78,919     1,692,253  $ 13,872
                                           ==========     ========     ==========    ======        ========    ==========  ========

The accompanying notes are an integral part of this statement.

                                        Computer Horizons Corp. and Subsidiaries
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS - AS RESTATED

                                                                                    ----------------------------------
                                                                                      1997         1996         1995
                                                                                    --------     --------     --------
                                                                                    ----------(in thousands)----------
Cash flows from operating activities
    Net income                                                                      $ 24,534    $ 13,075     $ 11,315
    Adjustments to reconcile net income to net cash provided by:
        Operating activities:
           Deferred taxes                                                               (950)        (382)        (510)
           Depreciation                                                                1,857        1,367          833
           Profit/(loss) on disposal of fixed assets                                     (26)         (25)
           Amortization of intangibles                                                   602          587          505
           Provision for bad debts                                                       575           54          170
           Changes in assets and liabilities, net of acquisitions:
               Accounts receivable                                                   (22,850)      (9,323)     (15,345)
               Other current assets                                                     (108)          (6)        (570)
               Other assets                                                              (64)         (12)         (12)
               Accrued payroll, payroll taxes and benefits                             4,887        1,535        3,358
               Accounts payable                                                          328         (776)       1,579
               Income taxes payable                                                    5,187        1,023          583
               Other accrued expenses                                                  2,370         (571)         639
               Other liabilities                                                         626          465          424
                                                                                    --------     --------     --------
               Net cash provided by operating activities                              16,968        7,011        2,969
                                                                                    --------     --------     --------
Cash flows from investing activities
    Purchases of furniture and equipment                                              (2,480)      (1,543)      (1,694)
    Acquisitions, net of cash                                                         (5,467)        (363)      (2,966)
    Change in other assets                                                              (968)        (761)      (1,673)
    Purchases of short-term investments                                              (13,165)
                                                                                    --------     --------     --------
               Net cash used in investing activities                                 (22,080)      (2,667)      (6,333)
                                                                                    --------     --------     --------
Cash flows from financing activities
    Notes payable - banks, net                                                                                  (3,200)
    Long-term debt                                                                    (1,903)      (2,420)        (157)
    Dividends paid                                                                      (996)        (827)        (480)
    Stock options exercised                                                            2,573        1,727        1,170
    Proceeds from issuance of stock                                                   83,712                    13,273
                                                                                    --------     --------     --------
               Net cash provided by (used in) financing activities                    83,386       (1,520)      10,606
                                                                                    --------     --------     --------
               Effect of currency translation on cash                                   (315)         160          (67)
                                                                                    --------     --------     --------
               Net increase in cash and cash equivalents                              77,959        2,984        7,175
Cash and cash equivalents at beginning of year                                        14,127       11,143        3,968
                                                                                    --------     --------     --------
Cash and cash equivalents at end of year                                            $ 92,086     $ 14,127     $ 11,143
                                                                                    ========     ========     ========

                                        Computer Horizons Corp. and Subsidiaries
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS - AS RESTATED
                                                      (continued)

                                                                                    ----------------------------------
                                                                                      1997         1996         1995
                                                                                    --------     --------     --------
                                                                                    ----------(in thousands)----------
Supplemental  disclosures  of cash flow  information:
  Cash paid during the year for:
        Interest                                                                    $    249     $    470     $    633
        Income taxes                                                                  13,694        8,219        7,545

Details of acquisition:
    Fair value of assets                                                            $  5,590
    Liabilities                                                                          242
                                                                                    --------
    Cash paid for acquisition                                                       $  5,348
                                                                                    ========

The accompanying notes are an integral part of these statements.

                    Computer Horizons Corp. and Subsidiaries

               NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Description of Business

        Computer Horizons Corp. is a diversified information technology services company that provides clients with resource augmentation and advanced technology solutions to business problems through applications development, client/senior migration, network management, emerging technologies, and legacy systems maintenance, including its solutions to the millennium date-change problem, Computer Horizons' Signature 2000(TM).

        Principles of Consolidation

        The consolidated financial statements include the accounts of Computer Horizons Corp. and its wholly-owned subsidiaries (the "Company"). The Company's investment in a joint venture (Note 4) is accounted for under the equity method of accounting. All material intercompany accounts and transactions have been eliminated.

        Revenue Recognition

        The Company recognizes revenues as professional services are performed. On fixed fee engagements, revenue and gross profit adjustments are made to reflect revisions in estimated total costs and contract values. Estimated losses are recorded when identified.

        Recruitment Costs

        Recruitment costs are charged to operations as incurred.

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 1 (continued)

        Cash and Cash Equivalents

        Cash and cash equivalents include all highly liquid instruments with a maturity of three months or less at the time of purchase and consist of the following at December 31:

                                                    1997                   1996
                                                 --------(in thousands)---------

              Cash                               $  6,901             $   4,187
              Money market funds                   45,460                 5,926
              Commercial paper                     21,924                 1,247
              Demand obligations                   17,801                 2,767
                                                  -------               -------

                                                  $92,086               $14,127
                                                  =======               =======

        Short-term Investments

        The Company classifies investments with an original maturity of more than three months at the time of purchase as short-term investments. Short-term investments are classified as held-for-sale and carried at cost, which approximates fair value. At December 31, 1997, short-term investments maturing within one year consist of:

                                                                          Fair
                                                   Cost                   value
                                                 --------(in thousands)---------

              Commercial paper                   $  8,711               $  8,711
              Corporate bonds                       2,452                  2,450
              Government bonds                      2,002                  2,000
                                                 --------               --------

                                                 $ 13,165               $ 13,161
                                                 ========               ========

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 1 (continued)

        Concentrations of Credit Risk

        Financial instruments, which potentially subject the Company to concentrations of credit risk, regardless of the degree of such risk, consist principally of cash and cash equivalents, short-term investments and trade accounts receivable. The Company invests the majority of its excess cash in money market funds, commercial paper and demand obligations of high-credit, high-quality financial institutions or companies, with certain limitations as to the amount that can be invested in any one entity.

        The Company maintains its cash balances principally in four financial institutions located in New York, New Jersey, California and the United Kingdom. The balances in the United States are insured by the Federal Deposit Insurance Corporation up to $100,000 for each entity at each institution. At December 31, 1997, uninsured amounts held at these financial institutions total approximately $10,766,000.

        The Company's customers are generally very large, Fortune 500 companies in many industries and with wide geographic dispersion. The Company's largest customer accounts for approximately 4% of billed accounts receivable at December 31, 1997. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

        The Company's largest client accounted for 11.2%, 8.8% and 6.9%, respectively, of the Company's consolidated revenues in 1997, 1996 and 1995. No other client accounted for more than 8% in those years.

        Fair Value of Financial Instruments

        The carrying value of financial instruments (principally consisting of cash and cash equivalents, short-term investments, accounts receivable and payable and long-term debt) approximates fair value because of the short maturities or, as to long-term debt, the rates currently offered to the Company.

        Property and Equipment and Depreciation

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 1 (continued)

        Goodwill

        Goodwill, the cost in excess of the net assets of acquired businesses, is being amortized by the straight-line method, primarily over thirty years. Accumulated amortization is $4,523,000 and $3,921,000 at December 31, 1997 and 1996, respectively. On an ongoing basis, management reviews the valuation and amortization of goodwill. As part of this review, the Company estimates the value and future benefits of income generated, to determine that no impairment has occurred.


        Income Taxes

        The Company and its domestic subsidiaries file a consolidated Federal income tax return. The foreign subsidiaries file in each of their local jurisdictions.

        Deferred income taxes result from temporary differences between income reported for financial and income tax purposes. These temporary differences result primarily from the allowance for doubtful accounts provision and certain accrued expenses which are deductible, for tax purposes, only when paid.

        Tax benefits from early disposition of the stock by optionees under incentive stock options and from exercise of non-qualified options are credited to additional paid-in capital.

        The Company intends to permanently reinvest the earnings, the unremitted earnings at December 31, 1997, from its foreign corporate joint venture and, accordingly, is not providing deferred taxes on its share of undistributed earnings. The Company has no other unremitted earnings at December 31, 1997.

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 1 (continued)

        Earnings Per Share

        In 1997, the Company has adopted SFAS No. 128, "Earnings Per Share," which requires public companies to present basic earnings per share and, if applicable, diluted earnings per share. In accordance with SFAS No. 128, all comparative periods have been restated as of December 31, 1997. Basic EPS is based on the weighted average number of common shares outstanding without consideration of common stock equivalents. Diluted earnings per share is based on the weighted average number of common and common equivalent shares outstanding. The calculation takes into account the shares that may be issued upon exercise of stock options, reduced by the shares that may be repurchased with the funds received from the exercise, based on the average price during the year.

        Use of Estimates in Financial Statements

        In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        New Accounting Pronouncements

        The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income," governing the reporting and display of comprehensive income and its components, and Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosures About Segments of an Enterprise and Related Information," requiring that all public businesses report financial and descriptive information about their reportable operating segments. Both statements are applicable to fiscal years beginning after December 15, 1997. The impact of adopting SFAS No. 130 is not expected to be material to the consolidated financial statements or notes to consolidated financial statements. Management is currently evaluating the effect of SFAS No. 131 on consolidated financial statement disclosures.

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 2 - ACQUISITIONS

        On December 31, 1997, the Company acquired, for approximately $5 million cash, certain assets from Millennium Computer Technology, Inc. ("Millennium"), a Chattanooga-based IT services provider. The acquisition was recorded under the purchase method of accounting. Had the acquisition of Millennium occurred on January 1, 1997, the effect on revenues and net income would have been immaterial.

        On December 19, 1997, the Company acquired all the common stock of CG Computer Services ("CG") in exchange for 566,666 shares of Computer Horizons stock. CG provides IT provisioning and staffing solutions with offices in San Francisco, Los Angeles, Chicago, and Parsippany, New Jersey. This transaction was accounted for as a pooling of interests and, accordingly, the consolidated financial statements for the periods presented have been restated to include the accounts of CG.

        The reconciliation below details the effect of the pooling noted above on the previously reported revenues, net income and earnings per share of the separate companies for the periods preceding the acquisition:

                                         Nine months
                                           ended
                                        September 27,   Year ended    Year ended
                                            1997           1996           1995
                                          --------       --------       --------
                                     (dollars in thousands, except per share data)
Revenue
    Computer Horizons Corp.               $226,846       $233,858       $200,050
    CG                                      12,820         15,294         13,115
                                          --------       --------       --------

    Combined                              $239,666       $249,152       $213,165
                                          ========       ========       ========

Net income
    Computer Horizons Corp.               $ 14,903       $ 11,232       $  9,907
    CG                                         468            632            518
                                          --------       --------       --------

    Combined                              $ 15,371       $ 11,864       $ 10,425
                                          ========       ========       ========

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 2 (continued)

                                                Nine months
                                                   ended
                                              September 27,       Year ended         Year ended
                                                   1997               1996               1995
                                                  -------           -------            -------
                                                 (dollars in thousands, except per share data)
Earnings per share
    Basic
        Computer Horizons Corp.                   $   .61           $   .47            $   .45
        CG                                            .00               .01                .01
                                                  -------           -------            -------

        Combined                                  $   .61           $   .48            $   .46
                                                  =======           =======            =======

    Diluted
        Computer Horizons Corp.                   $   .58           $   .44            $   .42
        CG                                            .00               .02                .02
                                                  -------           -------            -------

        Combined                                  $   .58           $   .46            $   .44
                                                  =======           =======            =======

        In June 1994, the Company acquired the net assets of Strategic Outsourcing Services, Inc. ("SOS"), a New Jersey-based provider of data processing services, for approximately $250,000. The acquisition agreement also provides for contingent consideration based on the future performance of SOS, through 1998. The acquisition was accounted for as a purchase. In 1997, 1996 and 1995, the Company recorded contingent consideration, totalling approximately $119,000, $137,000 and $202,000, respectively, as additional goodwill, with certain additional amounts payable subject to future performance. These contingent consideration payments are not dependent upon the continued employment of the former shareholder.

        In January 1993, the Company acquired Unified Systems Solutions, Inc. ("USS"), a New Jersey-based provider of systems and network integration services, for approximately $750,000. The acquisition agreement also provides for contingent consideration based on the future performance of USS through 1996. The acquisition was accounted for as a purchase. The excess of cash over the fair value of assets acquired, totalling approximately $509,000, was recorded as goodwill in 1994. In 1995 and 1994, the Company recorded contingent consideration, totalling approximately $390,000 and $245,000, as additional goodwill. These contingent consideration payments are not dependent upon the continued employment of the former shareholders. Also in 1995, the Company

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 2 (continued)

        entered into an agreement with the former shareholders of USS to pay approximately $2,396,000, plus interest, in lieu of any amounts that may have been due for the remaining contingent period ending March 31, 1996. The $2,396,000 was also recorded as goodwill in 1995.

        Subsequent Events

        On September 25, 1998, the Company acquired the assets of Enterprise Solutions Group, LLC ("ESG"), a Cincinnati, Ohio-based technology organization that provides training and educational services as well as consulting services for Fortune 500 companies. The acquisition will be accounted for as a purchase. The total purchase price was approximately $7,333,000 in cash and common stock. The purchase price may be adjusted based on the actual earnings of the company for the twelve months ended December 31, 1998, up to a maximum purchase price of $11,000,000. The remaining purchase price is to be paid out in three payments starting December 1998 and ending December 2000. Had the acquisition of ESG occurred on January 1, 1997, the effect on revenues and net income would have been immaterial.

        On August 4, 1998, the Company acquired the assets of RPM Consulting ("RPM"), a leading provider of electronic commerce solutions and enterprise management development based in Maryland, for a combination of cash and common stock totaling approximately $27,700,000, and two earnout payments based on pretax profit margins. The acquisition will be accounted for as a purchase. Had the acquisition of RPM occurred on January 1, 1997, the effect on revenues and net income would have been immaterial.

        On July 2, 1998,  the  Company  acquired  the net  assets of  Infomatics
        Search Group ("ISG), a Toronto, Canada based information technology service firm, offering both professional staffing and career placement services. The acquisition will be accounted for as a purchase. The total purchase price was approximately $21,600,000 in cash. The purchase agreement includes an earnout clause equal to two times increases in prior period adjusted earnings (as defined in the purchase agreement) to be earned in 1998, 1999, and 2000. Had the acquisition of ISG occurred on January 1, 1997, the effect on revenues and net income would have been immaterial.

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995

        On June 24, 1998, the Company acquired all of the common stock of Spargo Consulting PLC ("Spargo"), an information technology consultancy service provider, organized under the laws of the United Kingdom for 1,887,000 shares of Computer Horizon stock. This transaction was accounted for as a pooling of interests and, accordingly, the consolidated financial statements for the periods presented have been restated to include the accounts of Spargo. The combination with Spargo was treated as a Qualified Stock Purchase for US Federal Income Tax purposes

        The reconciliation below details the effect of the pooling noted above on the previously reported revenues, net income and earnings per share of the separate companies for the periods preceding the acquisition:

                                                    Three Months
                                                         Ended          Year Ended       Year Ended        Year Ended
                                                    March 31, 1998         1997             1996                1995
                                                    --------------      -----------      -----------       ----------
Revenues
                 Computer Horizons Corp.             $  107,101        $  334,729       $  249,152         $  213,165
                 Spargo                                   4,410            15,581           12,259             11,644
                                                     ----------        ----------       ----------         ----------
                  Combined                           $  111,511        $  350,310       $  261,411         $  224,809
                                                     ==========        ==========       ==========         ==========

Net Income
                 Computer Horizons Corp.             $    8,174        $   22,644       $   11,864         $   10,425
                 Spargo                                     530             1,890            1,211                890
                                                     ----------        ----------       ----------         ----------
                 Combined                            $    8,704        $   24,534       $   13,075         $   11,315
                                                     ==========        ==========       ==========         ==========

Earnings Per Share
Basic
                 Computer Horizons Corp.             $     0.28        $     0.88       $     0.48         $     0.46
                 Spargo                                    0.00              0.01             0.02               0.01
                                                     ----------        ----------       ----------         ----------
                 Combined                            $     0.28        $     0.89       $     0.50         $     0.47
                                                     ==========        ==========       ==========         ==========

 Diluted
                 Computer Horizons Corp.             $     0.27        $     0.84       $     0.46         $     0.44
                 Spargo                                    0.00              0.01             0.01               0.00
                                                     ----------        ----------       ----------         ----------
                 Combined                            $     0.27        $     0.85       $     0.47         $     0.44
                                                     ==========        ==========       ==========         ==========

Shares Outstanding
                 Basic                               30,714,000        27,567,000       26,380,000         24,312,000
                 Diluted                             32,270,000        28,999,000       27,932,000         25,823,000


                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995

        On February 27, 1998, the Company acquired all of the common stock of Princeton Softech, Inc. ("Princeton") in exchange for 954,213 shares of Computer Horizons stock.

        Princeton specializes in relational databases, data synchronization, intelligent data migration and data management tools, and is based in Princeton, New Jersey. This transaction will be accounted for as an inmaterial pooling of interests. The results of Princeton will be included as of January 1, 1998.

NOTE 3 - ACCOUNTS RECEIVABLE

        Accounts receivable consist of the following at December 31:

                                                         1997              1996
                                                        ------(in thousands)----

Billed                                                  $60,274          $41,180
Unbilled                                                 23,015           18,485
                                                        -------          -------

                                                         83,289           59,665
Less allowance for doubtful accounts                      1,742            1,203
                                                        -------          -------

                                                        $81,547          $58,462
                                                        =======          =======

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 4 - INVESTMENT IN JOINT VENTURE

        In 1995, the Company entered into a software development and services joint venture with the Birla Group, a large multinational conglomerate located in India. The foreign joint venture, known as Birla Horizons International ("BHI"), is headquartered in New Delhi, India and currently has operations in India, the United States, the United Kingdom and Canada.

        The Company and the Birla Group each made cash contributions of $500,000 and each received a 50% interest in the joint venture. The Birla Group has also contributed the net assets of its then existing information technology company to the joint venture and the Company is providing technological and management support.

        The Company's total investment in BHI is $1,672,000 and $1,746,000 at December 31, 1997 and 1996, respectively, representing the initial cost plus equity in the undistributed net earnings since formation, and is included in other noncurrent assets. BHI provided consultants to the Company at a total cost of $5,017,000, $4,216,000 and $2,686,000 in
        1997, 1996 and 1995, respectively. Approximately $374,000 was included in accounts payable at December 31, 1997.


NOTE 5 - LONG-TERM DEBT AND LINES OF CREDIT

        Long-term debt consists of the following at December 31:

                                                   1997                    1996
                                                  --------(in thousands)--------

              9.55% senior notes                  $1,432                  $2,860
              Other                                   41                     111
              Notes payable at prime                                         439
                                                  ------                  ------

                                                   1,473                   3,410
              Less current maturities              1,473                   1,968
                                                  ------                  ------
                                                  $                       $1,442
                                                  ======                  ======

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 5 (continued)

        In 1988, the Company issued two senior notes aggregating $10,000,000 bearing interest at 9.55%, payable semiannually. The notes are payable in annual installments of $1,428,000 from April 15, 1992 through 1997 with a final payment of $1,432,000 due April 15, 1998, and are subject to the provisions of the loan agreement, including, among other things, restrictions on additional borrowings, prepayments, dividends and stock purchases (which were waived in connection with certain purchases of treasury stock), and maintenance of a minimum net worth of $13,500,000.

        The notes payable consist of notes to the four former shareholders of USS. In 1995, an agreement was signed (Note 2) resulting in $957,000 being due in April 1996 and $439,000 in April 1997, with 8.75% imputed interest.

        At December 31, 1997, the Company has two unused bank lines of credit totalling $25,000,000 at rates below the banks' prime lending rates. During 1997, the Company had no borrowings against either line.


NOTE 6 - SHAREHOLDERS' EQUITY

        Authorized Shares

        On May 7, 1997, the Company approved an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of the Company's common stock from 30,000,000 to 60,000,000.

        Stock Splits

        The Board of Directors of the Company has declared three-for-two common stock splits in the form of 50% stock distributions as follows:

                                        Shareholder of
             Date declared                record date             Date payable
             -------------                -----------             ------------

            May 7, 1997                 May 22, 1997             June 9, 1997
            December 12, 1995           December 22, 1995        January 9, 1996
            April 24, 1995              May 9, 1995              May 30, 1995

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 6 (continued)

        Amounts equal to the $.10 par value of the common shares distributed have been retroactively transferred from additional paid-in capital to common stock. All references in the financial statements with regard to number of shares of common stock, common stock prices and per share amounts have been restated to reflect the above-mentioned stock splits.

        Stock Options and SFAS No. 123 Pro Forma Disclosure

        In 1994, the Company adopted a stock option plan which provides for the granting, to officers and key employees, of options for the purchase of a maximum of 7,594,000 shares of common stock and stock appreciation rights (SARs). Options and SARs generally expire five years from the date of grant and become exercisable in specified amounts during the life of the respective options. No SARs have been granted as of December 31, 1997. This plan, which replaces the Company's 1985 Plan, will terminate on June 15, 2004. There were 5,555,000 shares available for option at December 31, 1997.

        In 1994, the Company amended the non-qualified Directors' Stock Option Plan increasing the maximum number of shares of common stock that may be acquired pursuant to the exercise of options granted under the plan from 379,000 to 844,000, and providing that each new director of the Company who is not an employee of the Company (i) shall immediately receive options to purchase 75,938 shares of its common stock and (ii) shall receive up to five annual grants to purchase 10,125 shares of its common stock. The plan expires on March 4, 2001. There were 504,000 shares available for option at December 31, 1997.

        The exercise price per share on all options and/or SARs granted may not be less than the fair value at the date of the option grant. Accordingly, no compensation cost has been recognized for the plans. Had compensation cost for the plans been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995


NOTE 6 (continued)

                                                                     1997                 1996                 1995
                                                                 -----------          ------------          -----------
              Net income                  As reported            $24,534,000          $13,075,000           $11,315,000
                                          Pro forma               21,623,000           10,746,000            10,492,000

              Earnings per share
                  Basic                   As reported                   $.89                 $.50                  $.47
                                          Pro forma                      .78                  .41                   .43

                  Diluted                 As reported                   $.85                 $.47                  $.44
                                          Pro forma                      .75                  .38                   .41

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995, respectively: expected volatility of 61%, 97% and 70%; risk-free interest rates of 5.47%, 6.28% and 6.27%; and expected lives of 5.0, 4.9 and 4.5 years.

        A summary of the status of the Company's stock option plans as of December 31, 1997, 1996 and 1995, and changes during the years ending on those dates is presented below:

                                               1997                           1996                           1995
                                        ------------------------        -------------------           ----------------------
                                                    Weighted-                      Weighted-                       Weighted-
                                                      average                       average                         average
                                                     exercise                       exercise                        exercise
                                        Shares         price            Shares       price             Shares         price
                                        ------         -----            ------       -----             ------         -----
                                         (000)                          (000)                          (000)
Outstanding - January 1                  2,200       $    7.03          2,260       $    3.80           2,199       $   2.10

Granted                                    333           23.39            885           14.65             812           6.09
Exercised                                 (462)           5.37           (678)           2.50            (749)          1.29
Canceled/forfeited                         (36)          13.36           (267)          17.47              (2)          6.78
                                        ------                         ------                           -----

Outstanding - December 31                2,035            9.97          2,200            7.03           2,260           3.80
                                        ======                         ======                           =====

Options exercisable - December 31          833            7.10            764            4.94             999           2.42
                                        ======                         ======                           =====

Weighted-average fair value of
   options granted during the year                       23.30                          11.65                           3.82

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 6 (continued)

        The following information applies to options outstanding at December 31, 1997:

                                                Options outstanding                               Options exercisable
                                   --------------------------------------------------       -------------------------------
                                                       Weighted
                                    Outstanding         average              Weighted        Exercisable          Weighted
                                       as of           remaining              average           as of              average
                                   December 31,       contractual             exercise       December 31,          exercise
  Range of exercise prices              1997              life                 price            1997                price
  ------------------------              ----              ----                 -----            ----                -----
                                       (000's)                                                  (000's)
$ 0.00 - $ 14.99                        1,554              5.1              $    6.23             708             $    4.55
 15.00 -   29.99                          480              6.3                  21.53             125                 21.47
 30.00 and over                             1              4.7                  35.38              --                    --
                                        -----            -----              ---------           -----             ---------

                                        2,035              5.3              $    9.86             833             $    7.10
                                        =====            =====              =========           =====             =========

        Certain officers have the right to borrow from the Company against the exercise price of options exercised.

        The Company has issued warrants to purchase shares of its common stock to two outside business/ legal consulting firms. Warrants for 8,625, 30,000 and 10,125 shares were granted, respectively, in 1997, 1996 and 1995. The exercise price is the fair value at the date of grant.

        Shareholder Rights Plan

        In July 1989, the Board of Directors declared a dividend distribution of .131 preferred stock purchase right on each outstanding share of common stock of the Company. The rights were amended on February 13, 1990. Each right will, under certain circumstances, entitle the holder to buy one one-hundredth (1/100) of a share of Series A preferred stock at an exercise price of $30.00 per one one-hundredth (1/100) share, subject to adjustment. Each one one-hundredth (1/100) of a share of Series A preferred stock has voting, dividend and liquidation rights and preferences substantively equivalent to one share of common stock.

        The rights will be exercisable and transferable separately from the common stock only if a person or group acquires 20% or more, subject to certain exceptions, of the Company's outstanding common stock or announces a tender offer that would result in the ownership of 20% or more of the common

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 6 (continued)

        stock. If a person becomes the owner of at least 20% of the Company's common shares (an "Acquiring Person"), each holder of a right other than the Acquiring Person is entitled, upon payment of the then current exercise price per right (the "Exercise Price"), to receive shares of common stock (or common stock equivalents) having a market value equal to twice the Exercise Price.

        Additionally, if the Company subsequently engages in a merger or other business combination with the Acquiring Person in which the Company is not the surviving corporation, or in which the outstanding shares of the Company's common stock are changed or exchanged, or if more than 50% of the Company's assets or earning power is sold or transferred, a right would entitle a Computer Horizon Corp. shareholder, other than the Acquiring Person and its affiliates, to purchase upon payment of the Exercise Price, shares of the Acquiring Person having a market value of twice the Exercise Price. Prior to a person becoming an Acquiring Person, the rights may be redeemed at a redemption price of one cent per right, subject to adjustment. The rights are subject to amendment by the Board. No shareholder rights have become exercisable. The rights will expire on July 16, 1999.

NOTE 7 - INCOME TAXES

        The following is a geographical breakdown of the Company's income before taxes:

                                      1997              1996             1995
                                      ----              ----             ----
        Domestic                     40,169            19,342           18,103
        Foreign                       2,863             2,764            1,784
                                     ------            ------           ------
                                     43,032            22,106           19,887
                                     ======            ======           ======

        The provision for income taxes consists of the following for the years ended December 31:

                                      1997             1996               1995
                                   --------------(in thousands)----------------

Current
      Federal                      $ 13,927          $  6,629          $  6,180
      State                           4,558             2,108             2,353
      Foreign                           963               676               549
Deferred
      Federal                          (703)             (341)             (358)
      State                            (244)              (33)             (136)
      Foreign                            (3)               (8)              (16)
                                   --------          --------          --------

                                   $ 18,498          $  9,031          $  8,572
                                   ========          ========          ========

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 7 (continued)

        Deferred tax assets and liabilities consist of the following at December 31:

                                                           1997            1996
                                                         -----(in thousands)----
Deferred tax assets
      Accrued insurance                                   $  588          $  291
      Accrued payroll and benefits                         1,413           1,011
      Deferred lease obligations                              48              72
      Allowance for doubtful accounts                        469             249
      Other                                                  275             129
                                                          ------          ------

                                                           2,793           1,752

Deferred tax liabilities
      Depreciation                                           123              31
                                                          ------          ------

Deferred tax assets, net                                  $2,670          $1,721
                                                          ======          ======

        A reconciliation of income taxes, as reflected in the accompanying statements, with the statutory Federal income tax rate of 35% for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                1997         1996            1995
                                             ----------(in thousands)---------------
Statutory Federal income taxes               $ 15,061      $   7,737       $  6,960
State and local income taxes, net of
      Federal tax benefit                       2,804          1,349          1,441
Foreign taxes, provided at rates
  other than the US statutory rate                (37)            10             35
Amortization of goodwill                          203            201            180
Equity in net earnings of joint venture                         (310)          (126)
Other, net                                        467             44             82
                                             --------       --------       --------

                                             $ 18,498       $  9,031       $  8,572
                                             ========       ========       ========

        Deferred income taxes of approximately $413,000 have not been provided on undistributed earnings of a foreign joint venture in the amount of $1,181,000 as the earnings are considered to be permanently reinvested at December 31, 1997.

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 8 - EARNINGS PER SHARE DISCLOSURES

                                                                  For the year ended
                                                      ----------------------------------------
                                                                                        Per
                                                         Income         Shares         share
                                                       (numerator)   (denominator)     amount
                                                      -----(in 000's, except per share data)--
December 31, 1997
      Net income                                      $   24,534
                                                      ==========
      Basic earnings per share
         Income available to common stockholders      $   24,534      27,567,000      $   0.89
                                                                                      ========
      Effect of diluted securities
         Options                                                       1,432,000
                                                      ----------     -----------
      Diluted earnings per share
         Income available to common stock-
             holders plus assumed conversions         $   24,534      28,999,000      $   0.85
                                                      ==========      ==========      ========
December 31, 1996
      Net income                                      $   13,075
                                                      ==========
      Basic earnings per share
         Income available to common stockholders      $   13,075      26,380,000      $   0.50
                                                                                      ========
      Effect of diluted securities
         Options                                                       1,552,000
                                                      ----------     -----------
      Diluted earnings per share
         Income available to common stock-
             holders plus assumed conversions         $   13,075      27,932,000      $   0.47
                                                      ==========      ==========      ========
December 31, 1995
      Net income                                      $   11,315
                                                      ==========
      Basic earnings per share
         Income available to common stockholders      $   11,315      24,312,000      $   0.47
                                                                                      ========
      Effect of diluted securities
         Options
    1,511,000
                                                      ----------     -----------
      Diluted earnings per share
         Income available to common stock-
             holders plus assumed conversions         $   11,315      25,823,000      $   0.44
                                                      ==========      ==========      ========

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 8 (continued)

        Options to purchase 8,713 and 27,375 shares of common stock in 1997 and 1996, respectively, ranging from $25.67 to $35.58, and $18.00 to $33.33 per share were outstanding during 1997 and 1996, respectively, but were not included in the computation of diluted earnings per share because the option's exercise price was greater than the average market price of common shares. The options which expire between December 31, 2001 and January 1, 2007 were still outstanding at December 31, 1997. All options to purchase shares of common stock were included in the computation of diluted earnings per share in 1995.


NOTE 9 - SAVINGS PLAN AND OTHER RETIREMENT PLANS

        The Company maintains a defined contribution savings plan covering eligible employees. The Company makes contributions up to a specific percentage of participants' contributions. The Company contributed approximately $469,000, $345,000, and $246,000 in 1997, 1996 and 1995,
        respectively.

        In 1995, the Company instituted a Supplemental Executive Retirement Plan whereby key executives are entitled to receive lump-sum payments (or, if they elect, a ten-year payout) upon reaching the age of 65 and being in the employ of the Company. The maximum commitment if all plan members remain in the employ of the Company until age 65 is approximately $9.7 million. Benefits accrue and vest based on a formula which includes total years with the Company and total years possible until age 65. The plan is nonqualified and not formally funded. Life insurance policies on the members are purchased to assist in funding the cost. The deferred compensation expense is charged to operations during the remaining service lives of the members and amounted to approximately $183,000, $97,000 and $82,000 in 1997, 1996 and 1995, respectively.

        In addition, the Company adopted a Deferred Compensation Plan for Key Executives that permits the individuals to defer a portion of their annual salary or bonus for a period of at least five years. There is no effect on the Company's operating results since any amounts deferred would have previously been expensed. Amounts deferred as of December 31, 1997 have been included in other noncurrent liabilities.

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 10 - COMMITMENTS

        Leases

        The Company leases office space under long-term operating leases expiring through 2006. As of December 31, 1997, approximate minimum rental commitments were as follows:

                 Year ending                         (in thousands)
                       1998                             $  3,957
                       1999                                3,233
                       2000                                1,294
                       2001                                  976
                       2002                                  700
                       Thereafter                            729
                                                        --------

                                                        $ 10,889
                                                        ========

        Office rentals are subject to escalations based on increases in real estate taxes and operating expenses. Aggregate rent expense for operating leases approximated $3,721,000, $2,899,000, and $2,267,000 in the years ended December 31, 1997, 1996 and 1995, respectively.

        Other

        In 1994, the Vice Chairman and Executive Vice President of the Company announced his resignation effective February 15, 1995. The Company recorded approximately $400,000 of deferred compensation in 1994 which is to be paid beginning February 1998 through 2005. The Company also agreed to retain this former officer as a consultant for a three-year period for approximately $75,000 each year and entered into a noncompetition agreement for that period.

                    Computer Horizons Corp. and Subsidiaries

                        December 31, 1997, 1996 and 1995



NOTE 11 - SELECTED QUARTERLY FINANCIAL DATA (Unaudited)


        For the years ended December 31, 1997 and 1996, selected quarterly financial data is as follows:

                                                                           Quarters
                                                     -----------------------------------------------------
                                                      First          Second         Third          Fourth
                                                     ----------(in thousands, except per share data)------
1997
      Revenues                                       $ 77,205       $ 83,645       $ 89,861       $ 99,599
      Direct costs                                     52,485         56,102         59,698         65,289
      Selling, general and administrative              17,106         18,320         18,687         20,052
      Merger-related costs                                                                             976
      Income from operations                            7,614          9,223         11,476         13,282
      Interest expense - net                               57             31            114          1,222
      Equity in net earnings of joint
           venture                                        150             63            (75)          (125)
      Income before income taxes                        7,821          9,317         11,515         14,379
      Income taxes                                      3,371          3,927          4,898          6,303
      Net income                                        4,450          5,390          6,617          8,076

      Earnings per share:
         Basic                                       $   0.17       $   0.20       $   0.25       $   0.27
         Diluted                                         0.16           0.19           0.23           0.26


1996
      Revenues                                       $ 63,994       $ 62,781       $ 63,892       $ 70,744
      Direct costs                                     43,713         44,143         43,928         48,626
      Selling, general and administrative              14,058         14,517         14,897         16,205
      Income from operations                            6,223          4,121          5,067          5,913
      Interest expense - net                              (31)           (68)             4             (8)
      Equity in net earnings of joint
           venture                                        213            230            200            242
      Income before income taxes                        6,405          4,283          5,271          6,147
      Income taxes                                      2,672          1,799          2,187          2,373
      Net income                                        3,733          2,484          3,084          3,774

      Earnings per share:
         Basic                                       $   0.14       $   0.09       $   0.12       $   0.15
         Diluted                                         0.13           0.09           0.11           0.14


                    Computer Horizons Corp. and Subsidiaries

                         MARKET AND DIVIDEND INFORMATION

                     Years ended December 31, 1997 and 1996





The Company's common stock is quoted on the Nasdaq National Market, under the symbol CHRZ. The range of high and low closing stock prices, as reported by the Nasdaq National Market, for each of the quarters for the years ended December 31, 1997 and 1996, retroactively adjusted to reflect the three-for-two common stock split declared by the Board of Directors in June 1997, is as follows:

                                       1997                      1996
                              ---------------------       ------------------
                                High           Low         High         Low
                                ----           ---         ----         ---

     Quarter
           First              $25.42         $16.83       $25.67      $12.67
           Second              38.88          19.67        36.00       22.00
           Third               44.13          32.13        28.17       10.00
           Fourth              45.50          27.00        25.83       16.17

The Company plans to reinvest its earnings in future growth opportunities and, therefore, does not anticipate paying cash dividends in the near future and has not paid any to date. As of December 31, 1997, there were approximately 1,100 holders of record of common stock.

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


Board of Directors and Shareholders
Computer Horizons Corp.


We have audited the accompanying restated consolidated balance sheets of Computer Horizons Corp. and Subsidiaries as of December 31, 1997 and 1996, and the related restated consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. The accompanying consolidated financial statements have been restated to reflect a restatement of the Company's previously reported amounts for the merger with Spargo Consultants PLC (see Note 2). These restated consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the restated consolidated financial position of Computer Horizons Corp. and Subsidiaries as of December 31, 1997 and 1996 and the restated consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.





/s/GRANT THORNTON LLP
---------------------
GRANT THORNTON LLP

Parsippany, New Jersey
February 15, 1999

                        REPORT OF INDEPENDENT CERTIFIED
                         PUBLIC ACCOUNTANTS ON SCHEDULE



Board of Directors and Shareholders
Computer Horizons Corp.

In connection with our audit of the restated consolidated financial statements of Computer Horizons Corp. and Subsidiaries referred to in our report dated February 15, 1999, which is included in this Form 8-K, we have also audited
Schedule II which has been restated to reflect a merger with Spargo Consultants PLC for each of the years ended December 31, 1997, 1996 and 1995. In our opinion, this schedule presents fairly in all material respects, the information required to be set forth therein.




/s/GRANT THORNTON LLP
---------------------
GRANT THORNTON LLP

Parsippany, New Jersey
February 15, 1999

                    Computer Horizons Corp. and Subsidiaries

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                   Years ended December 31, 1997, 1996 and 1995




       Column A                                   Column B            Column C           Column D          Column E
       --------                                   --------            --------           --------          --------
                                                 Balance at           Charged to                          Balance at
                                                  beginning           costs and         Deductions -        end of
     Description                                  of period            expenses         describe (1)       period
     -----------                                 ----------            --------          ---------         ----------
Year ended December 31, 1997
      Allowance for doubtful accounts            $1,203,000            $575,000          $  36,000         $1,742,000
                                                 ==========            ========           ========        ===========

Year ended December 31, 1996
      Allowance for doubtful accounts            $  840,000            $487,000           $124,000         $1,203,000
                                                 ==========            ========           ========        ===========

Year ended December 31, 1995
      Allowance for doubtful accounts            $  566,000            $465,000           $191,000        $   840,000
                                                 ==========            ========           ========        ===========



Notes

    (1)        Uncollectible accounts written off, net of recoveries.

                                              Computer Horizons Corp. and Subsidiaries

                                                       SELECTED FINANCIAL DATA

                                                       Year ended December 31,




                                                        1997              1996             1995            1994              1993*
                                                  ------------     ------------     ------------     ------------     ------------
                                                  ------------------(dollar amounts in thousands, except per share data)-----------
Revenues                                          $    350,310     $    261,411     $    224,809     $    173,204     $    139,249

Costs and expenses:
    Direct costs                                       233,574          180,410          156,125          121,402           99,248
    Selling, general and administrative                 74,165           59,677           48,837           38,534           31,516
    Merger-related costs                                   976

Income from operations                                  41,595           21,324           19,847           13,268            8,305

Other income (expense):
    Interest income                                      1,700              404              346               83              245
    Interest expense                                      (276)            (507)            (667)            (725)            (847)
    Equity in net earnings of
        joint venture                                       13              885              361

Income before income
    taxes                                               43,032           22,106           19,887           12,626            7,703

Income taxes                                            18,498            9,031            8,572            5,495            3,469
                                                  ------------     ------------     ------------     ------------     ------------

Net income                                        $     24,534     $     13,075     $     11,315     $      7,131     $      4,234
                                                  ============     ============     ============     ============     ============

Earnings per share:
      Basic                                       $        .89     $        .50     $        .47     $        .32     $        .18
                                                  ============     ============     ============     ============     ============

      Diluted                                     $        .85     $        .47     $        .44     $        .30     $        .17
                                                  ============     ============     ============     ============     ============

Weighted average number of shares outstanding:
        Basic                                       27,567,000       26,380,000       24,312,000       22,446,000       24,047,000
                                                  ============     ============     ============     ============     ============

        Diluted                                     28,999,000       27,932,000       25,823,000       23,952,000       24,961,000
                                                  ============     ============     ============     ============     ============

                                           Computer Horizons Corp. and Subsidiaries

                                             SELECTED FINANCIAL DATA (continued)

                                                   Year ended December 31,


                                                       1997           1996            1995            1994            1993
                                                 ----------------------(in thousands, except per share data)----------------

Analysis (%)
    Revenues                                           100.0%         100.0%          100.0%          100.0%          100.0%
        Gross margin                                    33.3           31.0            30.5            29.9            28.6
        Selling, general and administrative
                                                        21.1           22.8            21.7            22.2            22.6
    Merger-related costs                                  .3
    Income from operations                              11.9            8.2             8.8             7.7             6.0
        Interest expense - net                            .4            (.0)            (.1)            (.4)            (.5)
        Equity in net earnings of joint
           venture                                                       .3              .1
        Income before income taxes                      12.3            8.5             8.8             7.3             5.5
    Income taxes                                         5.3            3.5             3.8             3.2             2.5

Net income                                               7.0            5.0             5.0             4.1             3.0
        Revenue growth YOY                              34.0           16.3            29.8            31.3            17.1
        Net income growth YOY                           87.6           15.6            58.7            90.2            52.5
        Return on equity, average                       18.9           19.9            25.0            24.5            15.4
        Effective tax rate                              43.0           40.9            43.1            43.5            45.0

At year-end
    Total assets                                 $   217,625     $   96,610      $   63,096      $   54,521      $   44,208
    Working capital                                  160,370         55,052          42,553          22,968          19,105
    Long-term debt                                                    1,442           3,324           4,346           6,160
    Shareholders' equity                             185,974         73,747          57,931          32,679          27,264

    Stock price                                  $     45.50     $    25.67      $    16.89      $     4.00      $     2.32
    P/E multiple                                          51             51              36              13              13

Employees*                                             3,794          3,228           2,830           2,419           1,869
Clients (during year)*                                   549            556             538             545             535
Offices (worldwide)                                       49             49              45              39              36




*Does not include Birla Horizons International.

ITEM 7(c).  Exhibits

            Exhibit 23.1  Consent of Grant Thornton